Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of September 26, 2003, (the “Agreement”) by and among International Technidyne Corporation, a Delaware corporation (the “Purchaser”), Diametrics Medical, Inc., a Minnesota corporation (the “Seller”) and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the “Escrow Agent”).

WHEREAS, the Seller and the Purchaser have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of July 17, 2003, pursuant to which the Purchaser will acquire certain assets and assume certain liabilities of the Seller to the extent provided therein.

WHEREAS, the Asset Purchase Agreement provides, among other things, that a portion of the purchase price will be held in an escrow account pending a final adjustment, if any, in the purchase price payable by the Purchaser to the Seller for the assets acquired, and to provide a source of payment to satisfy the Seller’s obligation to indemnify the Purchaser as provided therein (the “Escrow Fund Obligations”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Appointment of Escrow Agent. The Purchaser and the Seller hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2. Deposit into the Escrow Property. The Purchaser, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Escrow Agent the sum of $780,000 in immediately available funds (the “Escrowed Proceeds”), and which Escrowed Proceeds shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth. The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively, the “Distributions”) received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Property”.

Section 3. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in any of the following investments, in each case at the written direction of an Authorized Person (as hereinafter defined) of the Seller:

(1) Money Market or Mutual Funds registered under the Investment Act of 1940;

(2) commercial paper (having original maturities of not more than 270 days) of any corporation which on the date of acquisition has been rated by any nationally recognized statistical rating organization in its highest short-term unsecured debt rating category available.

(3) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; or

(4) time deposits.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. (E.S.T.) on such day of deposit. Instructions received after 11:00 a.m.(E.S.T.) will be treated as if received on the following business day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 4 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

Section 4. Purpose; Term. This Agreement has been executed and the deposit of the Escrow Proceeds hereunder shall be made pursuant to Section 2.5 of the Asset Purchase Agreement. The deposit of the Escrow Proceeds has been made for the purpose of funding and securing, to the extent of the Escrow Proceeds, the Escrow Fund Obligations until the close of business on the one hundred eightieth (180th) day after the date hereof (the “Termination Date”).

Section 5. Procedures for Disbursement of the Escrow Amount to Purchaser. At any time prior to the Termination Date, whenever there shall be delivered to the Escrow Agent (i) a certificate signed by the Purchaser and the Seller certifying the amount to be distributed to the Purchaser, or (ii) a copy of a final, non-appealable judgment of a court of competent jurisdiction, certified by the Purchaser, determining, that an amount is due to Purchaser pursuant to Section 2.3, Section 5.6 or Section 9.2 of the Asset Purchase Agreement, the Escrow Agent

shall, to the extent that the amount of the Escrow Property shall be sufficient for such purpose, promptly (and in no event later than five Business Days following receipt of either document referred to in clauses (i) and (ii) of this Section 5) cause a portion of the Escrow Property equal to such amount, together with interest accrued thereon, (but in no event greater than $780,000, less the sum of all amounts previously distributed to Purchaser under this Agreement) to be delivered to Purchaser.

Section 6. Termination of Escrow. At the close of business on the Termination Date, the Escrow Agent shall deliver the balance of any Escrow Property, together with interest accrued thereon, to the Seller; provided, however, that there shall be deducted from the amount to be delivered to the Seller pursuant to this Section 6 an amount equal to the Escrow Funds Reserved Amount (as defined in Section 7 hereof) if and only if the notification relating to such Escrow Funds Reserved Amount required by Section 7 has been delivered to the Escrow Agent and the Seller prior to the Termination Date. This Agreement shall automatically terminate if and when the Escrow Funds Reserved Amount shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

Section 7. Retention and Disbursement of Escrow Amount Following the Termination Date.

(a) In the event that Purchaser shall have determined in good faith that it intends to pursue an indemnification claim pursuant to Section 9.2 of the Asset Purchase Agreement, then Purchaser shall, at any time prior to the Termination Date, notify concurrently the Escrow Agent and the Seller to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim and the estimated amount, determined solely by Purchaser in its good faith judgment, of the potential liability with respect to each such claim, and the provisions of the Asset Purchase Agreement or this Agreement on which each such claim is based. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by the Purchaser to the Seller, but agrees to forward to the Seller, promptly, by telecopier and overnight mail, a copy of the notice received by it. If such notice is delivered to the Escrow Agent on or prior to the Termination Date, an amount of the Escrow Property equal to one hundred percent (100%) of the total of the amounts claimed (but in no event greater than $780,000, less the sum of all amounts, other than interest previously distributed to the Seller, previously distributed to the Purchaser or the Seller under this Agreement) shall be set aside and retained (to the extent available in the then remaining Escrow Property) by the Escrow Agent as a reserve to cover such claim or claims (such amounts so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 7, or of Section 5 hereof, being herein called the “Escrow Funds Reserved Amount”).

(b) Following the Termination Date, the Escrow Agent agrees to hold and invest such Escrow Funds Reserved Amount, together with accrued interest thereon, in the same manner as the Escrow Property hereunder. The Escrow Funds Reserved Amount shall be disbursed by the Escrow Agent in the same manner as the Escrow Property is to be disbursed pursuant to Section 5, but only to cover the claims identified in the notice sent pursuant to Section 7(a), that led to the establishment of such Escrow Funds Reserved Amount. In addition, if at any time the

Purchaser determines in good faith that it will not pursue or, under the terms of the Asset Purchase Agreement, cannot pursue any claim for indemnification to which all or any portion of the Escrow Funds Reserved Amount relates, or a court of competent jurisdiction by final, non-appealable judgment so finds, Purchaser shall direct the Escrow Agent to disburse all or such portion of the Escrow Funds Reserved Amount, together with accrued interest thereon, to the Seller.

Section 8. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Purchaser for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Purchaser and the Escrow Agent (as such fees may be adjusted from time to time). The Purchaser shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for all such loss, liability, damage or expenses. Such expenses shall be paid from the Escrow Property to the extent not otherwise paid hereunder. The obligations contained in this Section 8 shall be the sole obligation of the Purchaser with respect to the payment of customary fees and expenses, and shall be joint and several obligations of the Purchaser and the Seller with respect to the all such loss, liability, damage or expenses, and shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

Section 9. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Purchaser and the Seller. The Purchaser and the Seller may remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Purchaser and the Seller, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Purchaser and the Seller are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Purchaser. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 9, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 10. Indemnification of Escrow Agent. The Purchaser and the Seller shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its officers,

directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct. The provisions of this Section 10 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 11. The Escrow Agent.

(a) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Purchaser or the Seller is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Purchaser or the Seller or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) The Escrow Property shall be held by the Escrow Agent either directly or through the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities (the “Book-Entry System”), The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission (“DTC”), or through any other clearing agency or similar system (a “Clearing Agency”). The Escrow Agent shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Escrow Agent shall have received actual and timely notice of the same, nor shall the Escrow Agent have any responsibility or liability for the actions or omissions to act of the Book-Entry System, DTC or any Clearing Agency.

(c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Purchaser and the Seller or any entity acting on behalf of the Purchaser or the Seller, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

(e) The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Purchaser and the Seller, as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(g) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(h) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(j) At any time the Escrow Agent may request an instruction in writing in English from the Purchaser and the Seller and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) business days after the Purchaser and the Seller receives the Escrow Agent’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(k) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Purchaser or the Seller or is not in the form the Purchaser and the Seller sent or intended to send (whether due to fraud, distortion or otherwise). The Purchaser and the Seller shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

(l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Purchaser and the Seller, which eliminates such ambiguity or uncertainty.

(m) In the event of any dispute between or conflicting claims among the Purchaser and the Seller and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Purchaser and the Seller for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Purchaser and the Seller.

(n) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(o) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Seller shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Purchaser and the Seller will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

(p) The Escrow Agent shall provide to the Purchaser and the Seller monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Purchaser and the Seller unless the Escrow Agent is notified in writing, by the Purchaser and the Seller, to the contrary within thirty (30) business days of the date of such statement.

Section 12. Miscellaneous. (a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Purchaser, to:

International Technidyne Corporation

8 Olsen Avenue

Edison, New Jersey 08820

Attention: Lawrence Cohen, President

Telecopy: (732) 632-9299

with copies to:

Thoratec Corporation

6035 Stoneridge Drive

Pleasanton, California 94588

Attention: General Counsel

Telecopy: (925) 847-8600

Heller Ehrman White & McAuliffe LLP

275 Middlefield Road

Menlo Park, California 94025-3506

Attention: Bruce Jenett, Esq.

Telecopy: (650) 324-6007

If to the Seller, to:

Diametrics Medical, Inc.

2658 Patton Road

Roseville, Minnesota 55113

Attention: David B. Kaysen, President

Telecopy: (651) 638-1197

with a copy to:

Dorsey & Whitney LLP

Suite 1500

50 South Sixth Street

Minneapolis, Minnesota 55402

Attention: Kenneth L. Cutler, Esq.

Telecopy: (612) 340-7800

If to the Escrow Agent, to:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, NY 10005

Attention: Escrow Team

Fax: (212) 797-8623

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(j) Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. Each of the Purchaser and the Seller will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

(k) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(l) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(m) The Purchaser and the Seller hereby represent and warrant (i) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Escrow Agreement by the Purchaser and the Seller does not and will not violate any applicable law or regulation.

(n) The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(o) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Bankers Trust Company”, “Deutsche Bank Trust Company Americas” or “Deutsche Bank AG” or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(p) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

(q) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Purchaser and Seller, as the case may be, designated on Scheduled I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERNATIONAL TECHNIDYNE CORPORATION

By:	/s/ M. Wayne Boylston
Name: M. Wayne Boylston Title: Chief Financial Officer

DIAMETRICS MEDICAL, INC.

By:	/s/ W. Glen Winchell
Name: W. Glen Winchell Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Escrow Agent

By:	/s/ Richard L. Buckwalter
Name: Richard L. Buckwalter Title: Vice President